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                                                                     EXHIBIT 4.2

                            CERTIFICATE OF FORMATION

                                       OF

                              WEST PENN FUNDING LLC

           This Certificate of Formation of West Penn Funding LLC (the "LLC"), dated as of May 26, 1999, is being duly executed and filed by Howard L. Siegel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. Section 18-101, et. seq.).

           FIRST. The name of the limited liability company formed hereby is West Penn Funding LLC.

           SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

           THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                               /s/ Howard L. Siegel
                                               ---------------------------------
                                               Name: Howard L. Siegel
                                               Authorized Person